Exhibit 10.41

SECOND AMENDMENT
to
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
CENTENNIAL FOUNDERS, LLC

This Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (this “Amendment”) is made and entered into as of November 30, 2016 (the “Second Amendment Effective Date”), by and among Tejon Ranchcorp, a California corporation (“Tejon”), Standard Pacific Investment Corp., a Delaware limited liability company (“SPIC”), CalAtlantic Group, Inc., a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation (“Standard Pacific”) (on behalf of itself and SPIC (unless otherwise noted), collectively, “CalAtlantic”), and Pardee Homes, a California corporation (“Pardee”). Except where otherwise defined herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Second Amended and Restated LLC Agreement (as defined in Recital A below). This Amendment is entered into with reference to the following facts and circumstances:

RECITALS

A.
The Company is governed by that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of July 31, 2009, entered into by and among Tejon, SPIC, Standard Pacific, Pardee and Lewis Investment Company, LLC, a California limited liability company (“Lewis”), as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC (the “First Amendment”), made and entered into on November 30, 2016, by the Members and acknowledged and agreed to by Lewis Tejon Member, LLC, a Delaware limited liability company (“LTM”), the successor-in-interest to Lewis (collectively, the “Second Amended and Restated LLC Agreement” and as amended by this Amendment, the “LLC Agreement”).

B.
Pursuant to that certain Redemption and Withdrawal Agreement entered into on November 30, 2016, by and between the Company and LTM (the “Redemption Agreement”), LTM agreed to the redemption of its entire Interest in the Company and to withdraw as a member of the Company. The withdrawal of LTM as a member of the Company was memorialized pursuant to the First Amendment.

C.
As of July 31, 2009, Pardee, SPIC and Standard Pacific elected to become Non- Funding Members. Pardee and CalAtlantic (on behalf of itself and SPIC) have remained as Non-Funding Members under the Second Amended and Restated LLC Agreement through the Second Amendment Effective Date.

D.	The Members now desire to amend the Second Amended and Restated LLC Agreement as set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree and acknowledge as follows:

1.Recitals. The Members confirm the accuracy of the foregoing Recitals, which are incorporated herein

Exhibit 10.41

by reference.

2.	Definitions.

(a)The following definitions are added to Section 1.1A of the Second Amended and Restated LLC Agreement in alphabetical order:

“Amendment” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Applicable Lot Credit” means $7,000,000 with respect to each Developer, divided by the total number of developed lots determined to be Private Sale Lots under Section 10.1 based upon such Developer’s then existing Private Sale Lot Percentage.
“Applicable Aggregate Lot Credit” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“CalAtlantic” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Call Notice” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Company Call Election” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Disqualified Developer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Eligible Developer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“First Amendment” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“First Offered Lot Group” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“First Offered Lot Group Termination” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Limited Approval Rights” shall have the meaning given such term in Section 7 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“LLC Agreement” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

Exhibit 10.41

“LTM” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Non-Electing Developer” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Phase(s)” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Planning Area” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Private Sale Lot Percentage” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Redemption Agreement” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Second Amended and Restated LLC Agreement” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Amendment Effective Date” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and

Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Specific Plan” shall mean that certain specific plan and related entitlement applications for the Centennial Founders Specific Plan filed by the Company with the County of Los Angeles, as the same may be modified from time to time.
“Specific Plan Approval(s)” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Specific Plan Approvals Deadline(s)” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Subsequent Withdrawing Developer” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Terminated Subsequent Offered Lot Group” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Withdrawal Agreement” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Withdrawal Date” shall have the meaning given such term in Section 9 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

Exhibit 10.41

(b)The following definitions shall replace the existing definitions in Section 1.1A of the Second Amended and Restated LLC Agreement as follows:

“Company Offer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Counter-Offer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Developer(s)” shall mean and be limited to, individually and collectively, Pardee and CalAtlantic. Pardee and CalAtlantic are sometimes individually referred to as a “Developer”. SPIC shall not be deemed a “Developer” hereunder. Upon the withdrawal of a Member that is a Developer hereunder, the definition of Developers shall be automatically revised to no longer refer to such withdrawing Member as a Developer.
“Developer Acceptance” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“First Developer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Lewis” shall have the meaning provided in the Recitals to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Lots” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Member(s)” shall mean and be limited to, collectively, Tejon, Pardee and CalAtlantic (on behalf of itself and SPIC); provided that upon the withdrawal of a Member hereunder, the definition of Members shall be automatically revised to no longer refer to such withdrawing Member.
“New Offered Lot Group” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Offered Lot Group” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Open Market Lots” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Pardee” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Previous Offered Lot Group” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Private Sale Lots” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

Exhibit 10.41

“Responding Developer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.

“Second Developer” shall have the meaning given such term in Section 8 of the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“SPIC” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Standard Pacific” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
“Tejon” shall have the meaning provided in the Preamble to the Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC.
(c)Defined terms and their corresponding definitions that are used in the Second Amended and Restated LLC Agreement, but which by virtue of the amended terms and conditions thereof pursuant to this Amendment are no longer used, shall be deemed deleted in their entirety from Section 1.1A of the Second Amended and Restated LLC Agreement.

3.Sections 2.2 and 2.3/Entitlement Stage and Development Stage. Notwithstanding any other provision of the LLC Agreement, the Executive Committee and Tejon shall have the exclusive right to determine, prepare, approve, amend, modify or waive any aspect of the Entitlement Stage Business, Entitlement Stage Business Plan, Pre- Development Period Business Plan, Development Stage Conditions, Development Stage Business and/or Development Stage Business Plan. In addition, Section 2.3E is deleted in its entirety and replaced with the words “[Intentionally Deleted].”

4.Section 4.2/Rescission of Non Funding Status. As of the Second Amendment Effective Date, neither Developer has rescinded its prior election not to fund any Remaining Entitlement Period Contributions or Pre-Development Period Contributions. The Members acknowledge that any rescission by a Developer of its prior election not to fund any Remaining Entitlement Period Contributions or Pre-Development Period Contributions pursuant to Section 4.2 of the Second Amended and Restated LLC Agreement will require an amendment to the LLC Agreement and that the effectiveness of any such rescission shall be contingent upon each Member approving such amendment in such Member’s sole, absolute and good faith discretion. Accordingly, the Members agree that it shall be reasonable for the Executive Committee to disapprove any such rescission by a Non-Funding Member in accordance with Section 4.2 if Tejon and the other Members are unable to agree upon such required amendment in their respective sole, absolute and good faith discretion within ten (10) business days from the date such Non-Funding Member notifies the Executive Committee and the other Members of its desire to rescind its status as a Non-Funding Member. Upon any disapproval by the Executive Committee of such rescission election by a Non-Funding Member, such election shall become ineffective. The Members further agree that any Developer that has not rescinded its status as a Non-Funding Member prior to the date the Development Stage commences shall not automatically become a Funding Member on such date

(notwithstanding the last sentence of Section 4.2A), provided further that such Non- Funding Member shall be subject to the Company’s right to call and redeem the Non- Funding Member’s Interest pursuant to Section 13.1C of the LLC Agreement.

5.Section 4.3F/Contribution to Fund Consultant Invoices. Section 4.3F of the Second Amended and Restated LLC Agreement is deleted in its entirety.

Exhibit 10.41

6.Section 4.5A/Financing of the Master Project. Section 4.5A of the Second Amended and Restated LLC Agreement is hereby amended by adding the following sentence at the end of Section 4.5A as follows:

“Notwithstanding any other term of this Agreement, a Non-Funding Member shall not be obligated to provide a guaranty or credit enhancement in connection with any obligation of the Company, including, without limitation, in connection with any Third Party Financing obtained by the Company.”

7.Article 7/Approval Rights of Developer and Non-Funding Members. Without limiting the provisions of Article VII of the Second Amended and Restated LLC Agreement granting the Executive Committee sole and exclusive control over the business and affairs of the Company and the Master Project, the Members agree to the following amendments and clarifications regarding the management and approval rights of the Developers and Non-Funding Members:

(a)Wherever in the Second Amended and Restated LLC Agreement any "Developer" is provided with voting, agreement, consent or approval rights regarding or related to any matter, business or affairs of the Company or the Master Project or any action or decision taken by the Executive Committee or Tejon, such rights shall be of no further force or effect (provided the foregoing shall not limit, modify or reduce any rights provided to any Member which are expressly provided to such Member in its capacity as a “Member” under the LLC Agreement). Notwithstanding anything to the contrary in the LLC Agreement, the Non-Funding Members shall have no Voting Interest, management, voting, consent or approval rights regarding or related to any matter, business or affairs of the Company or the Master Project, provided (A) each Non-Funding Member shall continue to have a Representative on the Executive Committee (which Representative shall be non-voting and advisory only except for the Limited Approval Rights), and (B) each Non-Funding Member shall continue to have the Limited Approval Rights on and subject to the terms of the LLC Agreement. The term “Limited Approval Rights” means and shall be limited to those approval rights specifically of the Non-Funding Members provided in Sections 7.1C(4)(c) and (d) of the Second Amended and Restated LLC Agreement and, without limiting the foregoing, other than such Sections 7.1C(4)(c) and (d), any other provision of the LLC Agreement that provides or requires approval or consent of a Member for any matter other than the Limited Approval Rights in any capacity shall not apply to the Non-Funding Members. In furtherance of the foregoing, the Members agree as follows:

(i)Section 7.1B is amended and restated in its entirety as follows:

“Each Business Plan and any modifications to any Business Plan shall require the Approval of the Executive Committee.”

(ii)	Section 7.1C(1) is amended and restated in its entirety as follows:

"The Representatives of the Represented Members are as follows:
Tejon:	Greg S. Bielli
Allen E. Lyda
Pardee:	Thomas Mitchell
CalAtlantic	Ted McKibbin

(iii)	Section 7.1C(2) is amended and restated in its entirety as follows:

Exhibit 10.41

“Any actions which require Approval of the Executive Committee shall be deemed Approved only if Representatives with a Voting Interest representing a Majority-in-Interest of the Members vote in favor of such action.”

(iv)Sections 7.1C(3) and 7.1C(4)(a) and (b) are amended and restated in their entirety by replacing the text thereof with “[Intentionally Deleted]”.

(v)	Section 7.1D is amended and restated in its entirety as follows:

“Participation of Non-Funding Members. Notwithstanding anything to the contrary herein (other than with respect to the Limited Approval Rights), for any period that a Member is a Non-Funding Member, its Voting Interest shall only be advisory in nature and shall not be counted in determining the Approval of the Executive Committee of any action or any approval requirements of the Members herein. In such event, any actions which require the Approval of the Executive Committee or Members (other than the Limited Approval Rights) shall be deemed Approved only if Representatives with a Voting Interest representing a Majority-in-Interest of the Funding Members vote in favor of such action. A Member’s Voting Interest shall be restored only on the date such Member successfully rescinds its non-funding status in accordance with Section 4.2 above; provided, however, its Voting Interest shall reflect its adjusted Percentage Interest calculated as of the date immediately preceding the Executive Committee’s Approval of the rescission of its non-funding status.”

(vi)Section 7.1E is amended by deleting the last sentence thereof and replacing it as follows:

"The Alternates of the Represented Members are as follows:
Tejon:	Hugh McMahon
Pardee:	Mike McMillen
CalAtlantic	Elliot Mann"

(v)    Section 7.3 is amended by deleting the last two (2) sentences thereof in their entirety.

(b)	Section 7.4 is amended and restated in its entirety as follows:

“Control by Tejon. Any decisions and actions pertaining to the ownership, operation, financing, construction or development of the Balance of the Ranch shall be exclusively controlled by Tejon. Tejon shall control, without limitation, (i) the construction and development of Regional Improvements on the Balance of the Ranch, and
(ii) the selection, engagement and supervision of engineers, architects, underwriters, attorneys, and any other consultants which Tejon, in its sole and absolute discretion, desires to employ in connection with the Balance of the Ranch.”

Exhibit 10.41

follows:

(c)	Section 7.5B is amended and restated in its entirety as

“LA County Portion. Tejon intends to develop the LA County Portion either itself or in a joint venture with one
(1) or more other developers and shall have no obligation to deliver notices to or obtain Approval from the other Members in connection with such activity.”
(d)The following is added to the end of the penultimate sentence of Section 7.5D:
“; provided, however, that if such withdrawing Member qualifies as a Subsequent Withdrawing Developer pursuant to Section 13.1A of the LLC Agreement, then such withdrawing Member shall no longer be subject to this Section 7.5D immediately upon the effective date of such withdrawal.”

(e)	Section 7.9 is added to Article VII as follows:
“Waiver of Fiduciary Duty. The Members waive any fiduciary duties to each other and any fiduciary duties of the Executive Committee or Tejon in connection with the management of the business and affairs of or related to the Company or the Master Project (provided the foregoing shall not limit the covenant of the Members, the Representatives and the Alternates to act in good faith in accordance with fair dealing set forth in Section 18.19 of the Second Amended and Restated LLC Agreement).”

(f)	Section 7.10 is added to Article VII as follows:
“Provision of Reports to Developer Representatives. During the time that a Developer is a Non-Funding Member, the reports described in Section 11.3 (entitled “Company Interim Reports”) shall only be delivered to such Developer’s Representative upon the Representative’s prior written request to the Company, and such reports shall not be automatically delivered absent such a request.”
8.Article 10/Sale of Planning Areas. Article 10 of the Second Amended and Restated LLC Agreement is amended as follows:

follows:
(a)Section 10.1 is amended and restated in its entirety as

“Sales to Developers. Subject to Section 10.1A, once developed pursuant to the Development Business Plan, the Company shall offer for sale to each Eligible Developer (or one or more of its designated Affiliates) such Eligible Developer’s Private Sale Lot Percentage of the total number of lots approved under the Entitlements for the development of for-sale single family attached and/or detached residences (collectively, the “Lots”), without initially offering such Lots for sale on the open market (the “Private Sale Lots”), in accordance with the terms of this Section 10.1 and Section 10.3 below. The term “Eligible Developer” means any Developer that is a Funding Member or a Subsequent Withdrawing Developer. The Company’s remaining Lots (including, without limitation, those Private Sale Lots that are converted to Open Markets Lots pursuant to this Article 10) (collectively, the “Open Market Lots”) may be sold by the Company on the open

Exhibit 10.41

market to other buyers (which may include one or more Members and/or their Affiliates). For the avoidance of doubt, nothing in this Article 10 is intended to limit the rights of either Developer to make or not make offers on Open Market Lots or otherwise limit the rights or obligations of the Company or the Executive Committee to invite, negotiate or accept any offers from any Developer with respect to any Open Market Lots. The Applicable Lot Credit may not be applied to any Open Market Lots, it being agreed that the Applicable Lot Credit is to be applied only to the Private Sale Lots (on a Private Sale Lot by Private Sale Lot basis).

In calculating the number of Private Sale Lots that may be purchased by each Eligible Developer (and/or its designated Affiliates), any Lots sold as part of a bulk sale of unimproved land to any third-party that is not an Affiliate of Tejon shall not be included in the total number of Lots against which such Eligible Developer’s Private Sale Lot Percentage shall be applied to determine the total number of Private Sale Lots that such Eligible Developer is entitled to purchase with the application of its Applicable Lot Credit under this Section 10. Subject to Section 10.1A, each Eligible Developer (and its designated Affiliates), in each case as a merchant builder, shall be entitled, subject to the dilution described below, to purchase pursuant to the terms of Section 10.3, not less than 8.26% which is each such Member’s Percentage Interest on the Second Amendment Effective Date, of the Private Sale Lots (such percentage with respect to each Eligible Developer, as the same may be further diluted downward in accordance with Section 10.1A, shall be referred to herein as such Eligible Developer’s “Private Sale Lot Percentage”). For the avoidance of any doubt, the Private Sale Lot Percentage of each Eligible Developer shall not be eliminated or reduced as a result of such Eligible Developer’s withdrawal as a member of the Company in a manner that complies with the Subsequent Withdrawing Developer provisions in Section 13.1A hereof, provided the Private Sale Lot Percentage of such Eligible Developer shall be that percentage in effect on the date of withdrawal pursuant to Section 10.1A.

The specific Lots that are to be offered for sale to each Eligible Developer (and its designated Affiliates) and/or in the open market pursuant to this Section 10 and the method of marketing such Lots shall be determined by the

Executive Committee in good faith. In that connection, the Members have agreed that the Private Sale Lots shall be conveyed to the Eligible Developers (and/or their respective designated Affiliates) on the then prevailing market rate and terms so as to maximize the earnings generated by the Company from the Master Project consistent with prudent and customary master land development business practices all as determined by the Executive Committee in its sole, absolute and good faith discretion. Subject to the foregoing, the Members have agreed to the procedures set forth in Section 10.3 below with respect to the Private Sale Lots to be offered for sale to the Eligible Developers (and their respective designated Affiliates). The procedures set forth below may be modified by the Executive Committee in good faith to the extent necessary to accomplish the intention of this Section 10.1.

The Company intends to release the Lots for sale over several phases (individually, a "Phase" and collectively, the "Phases") and over an extended

Exhibit 10.41

time period. As the Company releases each Phase of Lots for sale, the Executive Committee shall have the sole, absolute and good faith discretion to identify one or more planning areas within such Phase (each a “Planning Area”). Without limiting the general discretion of the Executive Committee provided herein to develop, establish, improve, phase, release, market and sell Lots and Planning Areas for the Master Project, the Executive Committee may in its sole, absolute and good faith discretion determine the following with respect to the Lots, Phases and Planning Areas: (i) the size, configuration, location and character of each Phase and the number of Phases making up the Master Project,
(i)the number and character (Private Sale Lots versus Open Market Lots, premium Lots, etc.) of Planning Areas within each Phase, (iii) the number and character of Lots within each Planning Area, (iv) the size, location and configuration of Planning Areas and the Lots within each Planning Area, (v) the product type and segmentation, market, square footage, or other segmentation of both Lots within a Planning Area and Planning Areas within each Phase and each Phase within the Master Project, (vi) marketing and pricing of the Lots (and other terms, covenants, conditions and restrictions of how and on what terms such Planning Areas and Lots shall be sold by the Company), and (vii) any other characteristic of a Phase of the Master Project, a Planning Area or the Lots within such Planning Area.
Notwithstanding anything herein to the contrary, if (i) the Company does not obtain final approval from the Los Angeles Board of Supervisors of the Specific Plan on or before March 15, 2018, or (ii) if any litigation challenging such approved Specific Plan is not resolved favorably (as determined in the Executive Committee's sole, absolute and good faith discretion) by December 31, 2019 ((i) and (ii), in either case, the “Specific Plan Approval(s)” and respective dates by which such approval(s) need to be obtained, in either case, “Specific Plan Approvals Deadline(s)”), then the Eligible Developers’ (and their respective designated Affiliates’) rights to make offers to purchase or otherwise acquire Private Sale Lots and to use their respective Applicable Lot Credits for such purchases or any other purchases of Lots as described in this Article 10 or otherwise shall terminate automatically and be of no further force and effect as of the earliest of the date that a Specific Plan Approval does not occur by its applicable Specific Plan Approvals Deadline and all Private Sale Lots shall then become Open Market Lots.
Any Developer that is not a Funding Member and otherwise fails to meet the qualifications of a Subsequent Withdrawing Developer shall not have any rights (on behalf of itself or its Affiliates) to make offers to purchase or otherwise acquire Private Sale Lots or to use its respective Applicable Lot Credits for such purchases or any other purchases of Lots as described in this Article 10 or otherwise, all of which shall terminate automatically and be of no further force and effect and the Private Sale Lots no longer allocated to such Developer as the result thereof shall then become subject to Section 10.3A(5).

A.Effect of Dilution of Percentage Interest. The dilution of the Percentage Interest of an Eligible Developer pursuant to Section 4.4A(1) shall cause such Eligible Developer’s Private Sale Lot Percentage to be automatically reduced to the same percentage. For example, if an Eligible Developer’s Percentage Interest is diluted from 8.26% to 5%, then its Private Sale Lot Percentage would be reduced to 5%. The Lots

Exhibit 10.41

no longer allocated to a Eligible Developer as the result of the automatic dilution of its Percentage Interest shall then become subject to Section 10.3A(5). In the case of

CalAtlantic, its Percentage Interest shall equal the combined Percentage Interest owned by both CalAtlantic and SPIC, and the Lot allocation dilution shall reflect the combined percentage reduction in the Percentage Interests of CalAtlantic and SPIC.”

(b)	Section 10.2 is amended and restated in its entirety as follows:

"Responsibilities Regarding Sales Packages and Solicitation of Offers. The Executive Committee shall, or shall designate its representatives to, prepare sales packages and, where appropriate, provide a “Company Offer” (as defined in Section 10.3A(4)(a)), and solicit offers from third-party merchant builders or from the appropriate Eligible Developers or its Affiliate in accordance with the procedures described in Section 10.3. Such sales packages and solicitations shall be prepared as Approved by the Executive Committee."

(c)	Section 10.3A is amended and restated in its entirety as follows:

“A. Eligible Developer Response. Unless otherwise approved by Tejon, only one (1) Eligible Developer at a time may accept a “Company Offer” or submit a “Counter-Offer” for any “Offered Lot Group” (as such quoted terms are defined below). If there is more than one (1) Eligible Developer, then such acceptance or submission shall be in accordance with the rotation system described below and otherwise as determined by the Executive Committee in its sole, absolute and good faith discretion:
(1)In order to determine the order in which each Eligible Developer has the right to submit an offer, the following rotation system shall be utilized. Prior to the first Phase of Lots being released for sale by the Company, the Executive Committee shall identify those Planning Areas which contain Private Sale Lots (each an “Offered Lot Group”) contained in such Phase and the Eligible Developers shall draw straws to determine the order of the rotation system with the first Eligible Developer being the one that draws the shortest straw and the second Eligible Developer being the one that draws the next shortest straw.

Tejon shall officiate the drawing of straws. At any point in time with respect to each Offered Lot Group, the Eligible Developer first in line that is entitled to make an offer to purchase such Offered Lot Group shall be referred to as the “First Developer” with respect to such Offered Lot Group and the Eligible Developer second in line that is entitled to make an offer to purchase such Offered Lot Group shall be referred to herein as the “Second Developer” with respect to such Offered Lot Group.
Unless otherwise consented to by the applicable Developer in its sole and absolute discretion, each Developer shall be offered no more than one Planning Area for each Phase (and no other Lots shall be offered to such Developer under this Article X).

Exhibit 10.41

(2)If more than one Offered Lot Group is being offered for sale by the Company to the Eligible Developers at the same time, then the First Developer shall have the right to choose which Offered Lot Group shall be offered to such First Developer in the same order of priority established pursuant to the rotation system established in this Section 10.3A (i.e., the First Developer in the rotation system at the time of such offer of sale by the Company shall select first, then the Second Developer, and so on).
(3)As the next Offered Lot Group (the “New Offered Lot Group”) is offered for sale by the Company, the First Developer on the previous Offered Lot Group offered for sale by the Company (the “Previous Offered Lot Group”) shall become the Second Developer on the New Offered Lot Group and the Second Developer on the Previous Offered Lot Group shall become the First Developer on the New Offered Lot Group. Notwithstanding the foregoing:
(a)if an Eligible Developer fails, in its capacity as the First Developer, (i) to reach an agreement with the Company to purchase the First Offered Lot Group (as defined below) offered to such Eligible Developer, or (ii) to purchase the First Offered Group offered to such Eligible Developer, and provided that any failure to purchase such First

Offered Lot Group is not due to the Executive Committee’s failure to act in its sole, absolute and good faith discretion or the Company’s breach of its obligations to convey such lots pursuant to the applicable purchase and sale agreement governing the purchase of such lots (a “First Offered Lot Group Termination”), then such Eligible Developer (a “Disqualified Developer”) shall have no further rights (on behalf of itself or its designated Affiliates) to make any further offers to purchase or otherwise acquire Private Sale Lots, or to use its respective Applicable Lot Credit for such purchases or any other purchases of Lots as described in this Article 10 or otherwise, all of which shall terminate automatically and be of no further force and effect. The term “First Offered Lot Group” means the first Offered Lot Group that the Company makes available to each First Developer for purchase pursuant to this Section 10.3. The Private Sale Lots no longer allocated to any Disqualified Developer pursuant to the foregoing provisions of this Section 10.3A(3)(a) shall then become subject to Section 10.3A(5); and
(b)provided that a First Offered Lot Group Termination has not occurred for an Eligible Developer, if an Eligible Developer fails to make an offer on or purchase any Offered Lot Group subsequent to its First Offered Lot Group, in its capacity as a First Developer for such Offered Lot Group, which the Company makes available to such Developer pursuant to this Section 10.3 and provided such failure is not due to the Executive Committee’s failure to act in its sole, absolute good faith discretion or the Company's breach of its obligations to convey such lots pursuant to the applicable purchase and sale agreement governing the purchase of such lots, then (A)(i) Section 10.3A(5) below shall apply with respect to such Offered Lot Group, and (ii) such Eligible Developer shall have no further rights (on behalf of itself or its designated Affiliates) to make any further offers to purchase or otherwise acquire such Offered Lot Group (a “Terminated Subsequent Offered Lot Group”) or to use its Applicable Lot Credit for such Terminated Subsequent Offered Lot

Exhibit 10.41

Group, but (B) such Eligible Developer shall not lose its

rights to acquire any Offered Lot Group (other than such Terminated Subsequent Offered Lot Group) offered by the Company or its right to apply the Applicable Lot Credit allocable to such other Offered Lot Group for which it is a First Developer in accordance with this Section 10.3.
(4)With respect to each Offered Lot Group, the following procedure shall apply:

(a)If the First Developer desires to purchase such Offered Lot Group (a “Responding Developer”), then it shall either (i) accept the offer presented by the Company with respect to such Offered Lot Group (the “Company Offer”) and agree to purchase the Offered Lot Group in accordance with the Company’s sales package for such Offered Lot Group by delivering to the Executive Committee written notice of such acceptance within the time period set forth in the Company Offer (provided such time period shall not be less than thirty (30) days from the First Developer’s receipt of such offer) (“Developer Acceptance”), or (ii) deliver a written offer to the Executive Committee at such price and on such terms and conditions as are determined in the sole and absolute discretion of such Responding Developer prior to the expiration of the time period set forth in the Company Offer (provided such time period shall not be less than thirty (30) days from the First Developer’s receipt of such offer) (the “Counter-Offer”). If a Responding Developer timely delivers a Developer Acceptance, then the Company shall sell such Offered Lot Group to such Developer (or its Affiliate) on the terms and conditions set forth in the Company Offer. If the Responding Developer timely delivers a Counter-Offer, then the Executive Committee may accept or reject such Counter-Offer in its sole and absolute discretion. If the Executive Committee does not accept such Responding Developer’s Counter-Offer (or the Company and the First

Developer otherwise do not agree to the purchase and sale of the Offered Lot Group), then such Offered Lot Group shall be subject to Section 10.3A(5); or

(b)If such First Developer does not either timely deliver a Developer Acceptance or a Counter-Offer, then such Offered Lot Group shall be subject to Section 10.3A(5).

(5)If, after the foregoing procedures have been applied to the First Developer, (i) a Developer Acceptance is not timely delivered by any Developer, and/or (ii) the Executive Committee fails to reach an agreement with any Developer in accordance with the procedures described above, then such Offered Lot Group shall be offered by the Executive Committee in its sole, absolute and good faith discretion to Tejon or at the election of Tejon shall no longer be considered an Offered

Exhibit 10.41

Lot Group and shall be considered Open Market Lots.
(6)If a Subsequent Withdrawing Developer and the Company agree on the terms and conditions of a Private Sale Lot as provided above, then such Subsequent Withdrawing Developer shall have its Applicable Lot Credit applied against the purchase price for each such Lot. Under no circumstances shall the aggregate Applicable Lot Credit for each Subsequent Withdrawing Developer exceed its Applicable Aggregate Lot Credit. The “Applicable Aggregate Lot Credit” shall equal $7,000,000 reduced dollar for dollar by the sum of (i) the Applicable Lot Credit applied for each Private Sale Lot acquired by such Subsequent Withdrawing Developer, plus (ii) the Applicable Lot Credit which was otherwise allocable to each Lot within a Terminated Subsequent Offered Lot Group. For the avoidance of any doubt, any Developer that (x) does not qualify as a Subsequent Withdrawing Developer, (y) is a Funding Member or (z) is a Disqualified Developer shall not have the right to apply its Applicable Lot Credit to the purchase of any Lots.”
(7)The right of each Subsequent Withdrawing Developer to purchase Private Sale Lots and to use the Applicable Lot Credit for such purchases on and subject to the terms and conditions of this Article 10 shall survive such Subsequent Withdrawing Developer’s withdrawal as a member of the Company and the dissolution of the Company and shall apply regardless of whether Tejon contributes the Existing Property to the Company.
(d)Section 10.4 is deleted in its entirety and replaced with the words “[Intentionally Deleted]”. The Members acknowledge and agree that Tejon shall have the right to purchase any Private Sale Commercial Parcels on such terms and conditions as Tejon and the Executive Committee agree upon in good faith.
9.Article 13/Withdrawal. Article 13 of the Second Amended and Restated LLC Agreement is amended as follows:

(a)Section 13.1A is amended and restated in its entirety as follows:
“A. Subsequent Withdrawing Developers. A Developer that is a Non-Funding Member may elect to withdraw as a member of the Company at any time by delivering written notice of such election to Tejon. Any Developer that is a Non-Funding Member that elects to withdraw prior to the date that is eighteen (18) months after the Second Amendment Effective Date (the “Withdrawal Date”) is referred to herein as a “Subsequent Withdrawing Developer”. A withdrawing Member shall (and such Member shall only be treated as a Subsequent Withdrawing Developer if such withdrawing Member agrees to) release all right, title and interest in and to and claims against the Company, including, without limitation, any management, voting or other rights under any organizational and operational agreement (whether arising in connection with the Executive Committee, as a Member, Developer or otherwise), any right to the return of such withdrawing Member’s capital and any yield or return thereon, rights to distributions or allocations of income, profits, credits, losses or deductions, and claims for payment of any fees, debts (including, without limitation, any right to treat such withdrawing Member’s unreturned Capital Contribution as or receive payment of a debt from the Company) or reimbursement or payment of any other amounts together with any interest thereon owing now or in the future to such withdrawing Member and any right, title or interest in or to purchase or acquire any property of the Company other than a Subsequent Withdrawing Developer’s rights to purchase Private Sale Lots and to apply its Applicable Lot

Exhibit 10.41

Credit pursuant to Article 10 hereof (which shall survive

such Subsequent Withdrawing Developer's withdrawal as a member of the Company). Such withdrawal shall be further evidenced by a withdrawal and redemption agreement between the Company and such withdrawing Member substantially in the form of the agreement attached to the Second Amended and Restated LLC Agreement as Exhibit “A” (such agreement, the “Withdrawal Agreement”).”

(b)Section 13.1C is amended and restated in its entirety as follows:

“C. Company Right To Call and Redeem Developer’s Interest. A Developer (“Non-Electing Developer”) that is not a Subsequent Withdrawing Developer (and who has not made an effective election to rescind its Non-Funding Member status with the approval of the Executive Committee in accordance with this Agreement) shall be subject to the Company’s right to call and redeem its Interest in accordance with this Section 13.1C (a “Company Call Election”) at any time following the earlier of (i) the failure to obtain a Specific Plan Approval by the Specific Plan Approvals Deadline applicable thereto,
(ii) the Withdrawal Date, (iii) the occurrence of an Event of Default with respect to such Developer, or (iv) thirty (30) days following delivery of written notice of commencement of the Development Stage to the Non- Electing Developer. A Company Call Election shall be made, in each case, by written notice (“Call Notice”) delivered with the authorization of the Executive Committee to such Non-Electing Developer. Upon a Company Call Election, the applicable Non-Electing Developer shall automatically be deemed to have withdrawn as a Member and shall have released all right, title and interest in and to and claims against the Company, including, without limitation, any management, voting or other rights under any organizational and operational agreement (whether arising in connection with the Executive Committee, as a Member, Developer or otherwise), any right to return of such Developer’s capital and any yield or return thereon, rights to distributions or allocations of income, profits, credits, losses or deductions, and claims for payment of any fees, debts (including, without limitation, any right to treat such Developer’s unreturned Capital Contribution as or receive payment of a debt from the Company) or reimbursement or payment of any other amounts together with any interest thereon owing now or in the future to such Developer and any right, title or interest in or to purchase or acquire any property of the Company, including, without limitation, such Non-Electing Developer’s rights (on behalf of itself or its Affiliates) to make offers to purchase or otherwise acquire Private Sale Lots or to use its Applicable Lot Credit for such purchases or any other purchases of Lots pursuant to Article 10 or otherwise. Such withdrawal shall be further evidenced by a Withdrawal Agreement between such Non-Electing Developer and the Company on terms and conditions set forth in the Withdrawal Agreement and shall include a termination of Non-Electing Developer’s right to acquire Private Sale Lots and to apply its Applicable Lot Credit as described above. The execution and delivery of the Withdrawal Agreement by a Non-Electing Developer shall not be a condition to the effectiveness of the withdrawal of the Non-Electing Developer following a Company Call Election.”

Exhibit 10.41

(c)Section 13.2 is hereby amended by inserting immediately prior to the colon in Section 13.2 the phrase, “except as otherwise Approved by the Executive Committee or a withdrawal pursuant to a Company Call Election.”

10.Article 14/Dissolution and Liquidation. Article 14 of the Second Amended and Restated LLC Agreement is amended as follows:

(a)Section 14.1A is amended and restated in its entirety as follows:

“A.    Unanimous Agreement. The unanimous written approval and consent of the Members to dissolve the Company.”

(b)Subsections B, C, D, E, F, G, I and J of Section 14.1 are deleted in their entirety and replaced with the words “[Intentionally Deleted]”, and new Subsection L is added which provides as follows:
“L. Failure to Obtain Specific Plan Approval(s). At the election of Tejon, if the Company does not obtain a Specific Plan Approval by the Specific Plan Approvals Deadline applicable thereto.”
(c)The paragraph following Section D in Section 14.3 shall be amended and restated in its entirety as follows:
“No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, then such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them. Payments described in clause (D) above may be made in cash or in assets of the Company in kind, upon the Approval of the Executive Committee and any Member receiving such distribution in kind. Any asset distributed in kind shall be valued at its fair market value as determined by the Executive Committee in its sole and good faith discretion and for all purposes of this Agreement shall be treated as if such asset had been sold at its fair market value, subject to existing liens and encumbrances, and the net cash proceeds therefrom distributed to the Members receiving the distribution in kind.”
(c)    Section 14.5 is deleted in its entirety and replaced with the words “[Intentionally Deleted]”.
11.Article 19/Special Provisions Relating to CalAtlantic and SPIC. The Second Amended and Restated LLC Agreement, including without limitation, Article 19 thereof is amended by replacing the term “Standard Pacific” wherever it appears with the term “CalAtlantic” to reflect that CalAtlantic has succeeded to all of the right, title, and interests in and to, and claims against, the Company formerly held by Standard Pacific.

12.Exhibit “F” attached to the Second Amended and Restated LLC Agreement is deleted in its entirety and replaced with the new Exhibit “F” attached hereto as Schedule 1.

13.Exhibit “K” attached to the Second Amended and Restated LLC Agreement is deleted in its entirety.

14.Full Force and Effect. The Second Amended and Restated LLC Agreement as amended by this Amendment shall remain in full force and effect. In the event of a conflict between this Amendment and the Second Amended and Restated LLC Agreement, this Amendment shall govern.

Exhibit 10.41

15.Multiple Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be considered an original and together will constitute one and the same agreement, binding upon all of the parties hereto. Signatures of the parties to this Amendment may be transmitted by facsimile or other electronic means and shall be treated as originals for all purposes.

[remainder of page intentionally left blank; signatures to follow]

Exhibit 10.41

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed by a duly authorized officer as of the date first set forth above.

MEMBERS:

TEJON RANCHCORP,
a California corporation

By: /s/ Allen E. Lyda
Allen E. Lyda, its Executive Vice President and Chief
Financial Officer

By: /s/ Gregory S. Bielli
Name: Gregory S. Bielli, President and CEO
Its: Authorized Representative

STANDARD PACIFIC INVESTMENT CORP.,
a Delaware corporation

By: /s/ Edward T. McKibbin
Name: Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Name: Elliot Mann
Its: Authorized Representative

PARDEE HOMES,
a California corporation

By: /s/ Thomas J. Mitchell
Name: Thomas J. Mitchell
Its: President

By: /s/ Michael A. McMillen
Name: Michael A. McMillen
Its: Vice President

[signatures continue on following page]

Exhibit 10.41

CALATLANTIC GROUP, INC.,
a Delaware corporation, formerly known as Standard Pacific Corp., a Delaware corporation

By: /s/ Edward T. McKibbin
Name: Edward T. McKibbin
Its: Authorized Representative

By: /s/ Elliot Mann
Name: Elliot Mann
Its: Authorized Representative

[end of signatures]

Exhibit 10.41

EXHIBIT “A”

Form of Redemption Agreement

[attached]

Exhibit 10.41

FORM OF REDEMPTION AND WITHDRAWAL AGREEMENT

THIS REDEMPTION AND WITHDRAWAL AGREEMENT (this "Agreement") is
made and entered as of    , 20 (the "Effective Date"), by and among CENTENNIAL FOUNDERS, LLC, a Delaware limited liability company, formerly known as RM Development Associates, LLC (the "Company"), and    , a
    (the “Withdrawing Member”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the LLC Agreement (as defined in Recital A below). This Agreement is entered into with reference to the following facts and circumstances:

R E C I T A L S

A.The Company is governed by that certain Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of July 31, 2009 (the "Second Amended and Restated LLC Agreement"), entered into by and among Tejon Ranchcorp, a California corporation ("Tejon"), Pardee Homes, a California corporation ("Pardee"), Standard Pacific Investment Corp., a Delaware limited liability company ("SPIC"), and Standard Pacific Corp., a Delaware corporation ("Standard Pacific", which is now known as CalAtlantic Group, Inc., a Delaware corporation ("CalAtlantic Group")), and Lewis Investment Company, LLC, a California limited liability company (“Lewis Investment Company”), as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of November 30, 2016 (the “First Amendment”), as further amended by that certain Second Amendment to Second Amended and Restated Limited Liability Company of Centennial Founders, LLC dated as of November 30, 2016 (the “Second Amendment”; together with the Second Amended and Restated LLC Agreement and the First Amendment, the “LLC Agreement”). [NTD: UPDATE THE PRECEDING SENTENCE TO REFLECT FURTHER AMENDMENTS AS APPROPRIATE.] Lewis Tejon Member, LLC, a Delaware limited liability company, succeeded to all of the Interest (as such term is defined herein) of Lewis Investment Company in the Company (on behalf of itself and Lewis Investment Company, collectively, “Lewis”), and subsequently withdrew as a Member of the Company as described in the First Amendment. CalAtlantic Group succeeded to all of Standard Pacific's Interest in the Company (on behalf of itself and SPIC, collectively, "CalAtlantic").

B.On and subject to the terms and conditions of the LLC Agreement, each Developer has the right to purchase Lots and to apply its Applicable Lot Credit (collectively, the “Article 10 Lot Purchase Rights”) from the Company for the development of for-sale single family attached and/or detached residences.

C.Pursuant to Section 13.1A of the LLC Agreement, the Withdrawing Member has the right to withdraw as a member of the Company. The Withdrawing Member now desires to exercise its withdrawal right. [NTD: REVISE THE TWO PRECEDING SENTENCES IF THE WITHDRAWING MEMBER IS A NON-ELECTING MEMBER THAT IS BEING REDEEMED AS A RESULT OF THE COMPANY'S ELECTION PURSUANT TO THE LLC AGREEMENT.] The withdrawal of the Withdrawing Member as a member of the Company shall be irrevocable and unconditional.

D.Conditioned upon the irrevocable and unconditional withdrawal of the Withdrawing Member as a member of the Company, [[NTD: INSERT IF THE OTHER DEVELOPER HAS NOT BEEN REDEEMED] [    ] ("Remaining Developer")]] and Tejon have agreed, concurrently with the Withdrawing Member's withdrawal, to enter into an amendment to the LLC Agreement (the "Withdrawal Amendment") substantially in the form of the First Amendment, which Withdrawal Amendment shall include, without limitation, the provisions related to retention and access of the Company’s books and records and receipt of the Company’s tax returns set forth in Sections 4 and 6, respectively, of the First Amendment. [The Remaining Developer and Tejon are sometimes hereinafter referred to individually, as a "Remaining Member" and collectively, as the "Remaining Members."]]

E.The Company and the Withdrawing Member now desire to enter into this Agreement, and the Remaining Members now desire to enter into the Consent, Ratification and Agreement of the Remaining Members

Exhibit 10.41

in the form attached as Schedule 1 to this Agreement (the "CRA"), to provide for (i) the full and complete redemption of the Withdrawing Member's Interest in the Company, and (ii) such other matters as are agreed to by the Company and the Withdrawing Member.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Withdrawal/Redemption of the Interest. Pursuant to the terms and conditions set forth in this Agreement and the Withdrawal Amendment, the Withdrawing Member hereby irrevocably and unconditionally withdraws as a member of the Company and the Company hereby redeems the Withdrawing Member's entire "Interest" (as defined in the LLC Agreement and as further defined in this Section 1) in the Company provided the foregoing shall not limit or modify (i) the Withdrawing Member's Article 10 Lot Purchase Rights, [NTD: THIS ONLY APPLIES IF THE WITHDRAWING MEMBER IS A SUBSEQUENT WITHDRAWING DEVELOPER UNDER SECTION 13.1A], or (ii) the rights of the Withdrawing Member under Section 2(c) below. For purposes of this Agreement, the Withdrawing Member's "Interest" includes, without limitation, all of the Withdrawing Member's right, title and interest in and to and claims against the Company (including, without limitation, any claims released under Section 7(a) below), any management, voting or other rights under any organizational and operational agreement (whether arising in connection with the Executive Committee, as a member, Developer or otherwise), any right to return of the Withdrawing Member's capital and any yield or return thereon, rights to distributions or allocations of income, profits, credits, losses or deductions, and claims for payment of any fees, debts (including, without limitation, any right to treat the Withdrawing Member's unreturned Capital Contribution as or receive payment of Subordinated Debt) or reimbursement or payment of any other amounts together with any interest thereon owing now or in the future by the Company to the Withdrawing Member [[NTD: INSERT IF WITHDRAWING MEMBER IS A NON-ELECTING DEVELOPER] [and any right, title or interest in or to purchase or acquire any property of the Company, including, without limitation, any right to acquire or purchase Private Sale Lots and Private Sale Commercial Parcels] / [INSERT IF A SUBSEQUENT WITHDRAWING DEVELOPER]

[other than the Article 10 Lot Purchase Rights]]. On the Effective Date, the following actions shall occur concurrently: (a) the Company will redeem in full the Withdrawing Member's Interest, and (b) the Withdrawing Member will irrevocably and unconditionally withdraw from the Company (collectively, the "Transaction").

2.	Consideration.

(a)Adequacy of Consideration. The Withdrawing Member acknowledges that [NTD: INSERT IF WITHDRAWING MEMBER IS A SUBSEQUENT WITHDRAWING DEVELOPER.] (i) the retention of the Article 10 Lot Purchase Rights, and
(ii) the release from the Company and Tejon and the indemnity from the Company under this Agreement for the benefit of the Withdrawing Member constitutes fair, adequate and sufficient consideration under this Agreement for the Transaction.

(b)Non-Responsibility of the Remaining Members and the Company. For the avoidance of any doubt,

(i)in no event shall (A) any Remaining Member or the Company be required to make any payment to the Withdrawing Member in consideration for the Withdrawing Member withdrawing as a member of the Company, (B) any Remaining Member be responsible for the breach of any obligation of any other Remaining Member under this Agreement, the CRA, the Withdrawal Amendment or any other agreement between any of the Remaining Members and the Withdrawing Member related to the Transaction or otherwise, or (C) the Company be responsible for the breach of any obligation of a Remaining Member under this Agreement, the CRA, the Withdrawal

Exhibit 10.41

Amendment or any other agreement between any of the Remaining Members and the Withdrawing Member related to the Transaction or otherwise; and

(ii)the Transaction shall remain in full force and effect and shall not be subject to rescission, set aside, or any similar claim or remedy by the Withdrawing Member, all of which rights and remedies are hereby irrevocably and unconditionally waived by the Withdrawing Member and shall be considered as having been released pursuant to the Withdrawing Member's Release (provided for in Section 7(a) below).

(c)Survival of Indemnification Provisions. Notwithstanding the Transaction (or any other provision set forth in this Agreement or the Withdrawal Amendment), the indemnification and other provisions set forth in Section 16.2 of the LLC Agreement for the benefit of the Withdrawing Member and the other Indemnified Parties described therein shall survive the Withdrawing Member's withdrawal from the Company with respect to any claim that arises on or prior to the Effective Date which is covered under Section 16.2 of the LLC Agreement (an "Indemnifiable Claim"); provided however that such indemnification and other provisions shall not cover any breach by the Withdrawing Member of this Agreement or the Withdrawal Amendment, and provided further that the Withdrawing Member's rights under Section 16.2 of the LLC Agreement shall be subject to the express terms and limitations contained therein and in Section 16.3 of the LLC Agreement. Except as provided above in this Section 2(c), [[NTD: INSERT IF SUBSEQUENT WITHDRAWING DEVELOPER] [or with respect to the Article 10 Lot Purchase Rights,]] or in the Withdrawal Amendment, the Withdrawing Member no longer possesses or retains its Interest or any other right, title or interest in or to or claims against the Company. Except as otherwise provided in this Agreement, [[NTD: INSERT IF SUBSEQUENT WITHDRAWING DEVELOPER] [including, without limitation, the Withdrawing Member's Article 10 Lot Purchase Rights,]] or the Withdrawal Amendment, the Withdrawing Member has no further duties, liabilities and/or obligations to the Company or any of the Remaining Members with respect to its Interest and/or under the LLC Agreement.

3.	Representations and Warranties.

(a)Withdrawing Member's Representations and Warranties. The Withdrawing Member makes the following representations and warranties to the Company as of the Effective Date:

(i)The Withdrawing Member is a    [NTD: INSERT ENTITY TYPE], duly organized and validly existing under the laws of the state of
    [NTD: INSERT STATE OF FORMATION], with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)The Withdrawing Member has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Withdrawing Member, no further consent or approval is required, and this Agreement constitutes the legal, valid and binding obligation of the Withdrawing Member, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of this Agreement does not, and the performance of this Agreement will not: (1) violate or result in a default under the organizational documents of the Withdrawing Member; or (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Withdrawing Member.

(iv)The execution, delivery and performance of this Agreement, the Transaction and any other transactions contemplated hereby do not conflict, and are not inconsistent, with and will not result (with or without the giving of notice or passage of time or both) in a breach of or creation of any lien, charge or encumbrance

Exhibit 10.41

upon any of the Withdrawing Member's Interest pursuant to the terms of any credit agreement, indenture, lease, guarantee or other instrument to which the Withdrawing Member is a party or by which the Withdrawing Member may be bound or to which it may be subject.

(v)The Withdrawing Member owns its Interest free and clear of all liens and encumbrances or other restrictions of any kind whatsoever of any person whether claiming through the Withdrawing Member or otherwise, except to the extent expressly set forth in the LLC Agreement. The Withdrawing Member's Interest constitutes the entire right, title and interest in and to claims against the Company owned by the Withdrawing Member or any affiliates of the Withdrawing Member.

(vi)Excepting the Withdrawing Member Unreleased Claims (defined below), from and after the Effective Date, the Withdrawing Member shall not have any right, title or interest in or to or claim against the Company or under the LLC Agreement, including, without limitation, any right, title or interest in or to or against any cash flow or any other distributions, capital, profits and losses, management, voting or other rights under any organizational and operational agreement (whether arising in connection with the Executive Committee, as a member, Developer or otherwise), or any rights to any receivables (including, without limitation, any right to the Withdrawing Member's unreturned Capital Contribution and/or any right to treat the Withdrawing Member's unreturned Capital Contribution as or receive payment of Subordinated Debt) relating to the Company, including but not limited to, member loans, voluntary loans, payment of fees, repayment of any loan or any other such receivables or any right, title or interest in or [NTD: DELETE THIS PROVISION FOR EACH SUBSEQUENT WITHDRAWING DEVELOPER.] [to purchase or acquire] any property of the Company, including, without limitation, any right to acquire or purchase Private Sale Lots (provided the foregoing shall not limit or modify (A) the rights of the Withdrawing Member under Section 2(c) above, [[NTD: INSERT IF SUBSEQUENT WITHDRAWING DEVELOPER] [(B) the Withdrawing Member's Article 10 Lot Purchase Rights]], or (C) the Withdrawing Member's rights under the Withdrawal Amendment).

(vii)The Withdrawing Member hereby represents and warrants that it is the owner of the Withdrawing Member Claims and that it has not previously assigned or transferred any of the Withdrawing Member Claims.

(viii)The Withdrawing Member hereby acknowledges and understands that (i) the Company and the Remaining Members intend to carry on with the business of the Company, (ii) the Withdrawing Member has been provided with due opportunity to inquire regarding the ongoing and future prospects of the business and affairs of the Company, and (iii) the Company and its Remaining Members have no affirmative duty to disclose or other duty (including, without limitation, any fiduciary duty) regarding the ongoing and future business and affairs of the Company (including, without limitation, any potential opportunities, profits or earnings which the Withdrawing Member may be foregoing by withdrawing from the Company pursuant to this Agreement) to the Withdrawing Member however such duty might arise by contract, law or otherwise. The Withdrawing Member hereby waives all rights it may have against the Company, its assets or the Remaining Members in connection with the duties and obligations described in the foregoing subsections (i) to (iii) (collectively, the "Partnership Opportunity Disclosure Obligations").

(b)Company's Representations and Warranties.    The Company hereby represents and warrants to the Withdrawing Member as of the Effective Date as follows:

(i)The Company is a limited liability company duly organized and validly existing under the laws of the state of Delaware, with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)The Company has full power and authority to enter into this Agreement and to

Exhibit 10.41

consummate the Transaction and any other transactions contemplated hereby. This Agreement and the consummation of the Transaction and any other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, no further consent or approval is required from the Remaining Members or any other Person except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of this Agreement does not, and the performance of this Agreement as of the Effective Date will not: (1) violate the organizational documents of the Company; (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company, or (3) require the Company to obtain any authorization, consent, approval or waiver from, or to make any filing with, any governmental body or authority except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date.

(iv)The execution, delivery and performance of this Agreement, the Transaction and any other transactions contemplated hereby as of the Effective Date do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of any credit agreement, indenture, lease, guarantee or other instrument to which the Company is a party or by which the Company may be bound or to which it may be subject.

(v)Any and all third party consents or approvals necessary for the performance of this Agreement and the transactions contemplated hereby, including without limitation, the Approval from each of the Remaining Members, has been obtained as of the Effective Date.

(vi)The Company hereby represents and warrants that it is the owner of the Company Claims and that it has not previously assigned or transferred any of the Company Claims.

(c)Remaining Member Representations and Warranties. Each Remaining Member hereby represents and warrants to the Withdrawing Member as of the Effective Date as follows:

(i)Such Remaining Member is a limited liability company or corporation duly organized and validly existing under the laws of the state of its formation, with all requisite power to carry on its business as presently owned or conducted and to take any action contemplated by it pursuant to this Agreement.

(ii)Such Remaining Member has full power and authority to enter into the CRA and to consummate the transactions contemplated hereby. The CRA and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Remaining Member, no further consent or approval is required from the Remaining Member or any other Person except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date, and the CRA constitutes the legal, valid and binding obligation of such Remaining Member enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles.

(iii)The execution, delivery and performance of the CRA does not, and the performance of the CRA and the transactions contemplated thereby as of the Effective Date will not: (1) violate the organizational documents of such Remaining Member; (2) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over such Remaining Member, or (3) require such Remaining Member to obtain any authorization, consent, approval or waiver from, or to make any filing with,

Exhibit 10.41

any governmental body or authority except for such consents or approval being obtained prior to the Effective Date and all such consents and approvals have been obtained as of the Effective Date.

(iv)The execution, delivery and performance of the CRA and the transactions contemplated thereby as of the Effective Date do not conflict and are not inconsistent with, and will not result (with or without the giving of notice or passage of time or both) in a breach of any credit agreement, indenture, lease, guarantee or other instrument to which such Remaining Member is a party or by which such Remaining Member may be bound or to which it may be subject.

(d)Survival. Each of the representations and warranties of the Company, the Withdrawing Member and each Remaining Member set forth in this Section 3 shall expire if a claim has not been commenced against the applicable party with respect to a breach of a representation or warranty within one (1) year from the Effective Date.

4.Company Acknowledgment.    As a material inducement to the Withdrawing Member to enter into this Agreement, the Company hereby acknowledges and agrees that:

(a)AS-IS ACQUISITION. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT AND THE WITHDRAWAL AMENDMENT, THE COMPANY IS REDEEMING AND ACQUIRING THE WITHDRAWING MEMBER'S INTEREST IN THE COMPANY ON AN "AS-IS/WHERE-IS" AND "WITH ALL FAULTS AND DEFECTS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF THE WITHDRAWING MEMBER (OR ANY AFFILIATE OR REPRESENTATIVE OF THE WITHDRAWING MEMBER), EXPRESS, IMPLIED OR STATUTORY, AS TO SUCH INTEREST, THE COMPANY, OR THE NATURE OR CONDITION OF OR TITLE TO ALL OR ANY OF THE ASSETS OF THE COMPANY.

(b)No Representations. Other than the express representations, warranties, agreements and covenants of the Withdrawing Member as set forth in this Agreement and the Withdrawal Amendment, neither the Withdrawing Member, nor any Person acting by or on behalf of the Withdrawing Member, has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to the Company or to any of the Remaining Members upon which the Company or any such Remaining Member is relying, or in connection with which the Company or any such Remaining Member has made or will make any decision concerning the Withdrawing Member's Interest, the Company, the Agreement, the liabilities of the Company and/or the assets of the Company (including, without limitation, the Master Project).

5.Management Rights. On the Effective Date, (i) the Withdrawing Member's management, voting, approval or other similar rights with respect to the Company (whether arising in connection with any Voting Interest, the Executive Committee, as a member, Developer or otherwise) shall have been irrevocably and unconditionally terminated, and (ii) all of the Withdrawing Member's appointed Representatives and Alternates to the Executive Committee shall be deemed to have irrevocably and unconditionally resigned from the Executive Committee and the Withdrawing Member shall have no further representation on the Executive Committee of any kind or nature.

6.	Deliveries and Transaction Costs.

(a)Withdrawing Member's Deliveries. At or before the Effective Date, the Withdrawing Member shall deliver to the Company the following:

(i)an executed acknowledgement to the Withdrawal Amendment, in the Withdrawing Member's capacity as a withdrawing member of the Company;

(ii)the written resignation of its Representatives and Alternates from the Executive Committee; and

Exhibit 10.41

(iii)such resolutions, authorizations, or other corporate and/or limited liability company documents or agreements relating to the Withdrawing Member and the Company's Members as shall be reasonably requested by the Company.

(b)The Company's Deliveries. At or before the Effective Date, the Company shall deliver to the Withdrawing Member the following:

(i)the Withdrawal Amendment, duly executed by the Company and the Remaining Members; and

(ii)	the CRA duly executed by the Remaining Members (the "CRA").

(c)Transaction Costs. Each of the parties shall be responsible for the payment of its own out-of-pocket costs, including attorneys' fees, incurred in connection with this Agreement, whether consummated or not.

7.	Releases.

(a)As of the Effective Date, the Withdrawing Member, for itself and its affiliates, partners, directors, members, owners, managers, officers, employees and agents

(individually, a "Withdrawing Member Releasing Party" and collectively, the "Withdrawing Member Releasing Parties"), hereby releases and discharges (the "Withdrawing Member Release") the Company, the Executive Committee (and its appointed Representatives and Alternates), Tejon, each of their respective affiliates, and each of their respective partners, directors, members [[NTD: INSERT IF APPLICABLE] [(excluding the Remaining Developer)]], owners, managers, officers, employees and agents (collectively, "Company Releasees") from all causes of action, actions, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, promises, agreements, trespasses, variances, judgments, damages, executions, claims, demands, whatsoever, in law or equity, which any Withdrawing Member Releasing Party, individually or collectively, has, ever had or may have in the future against any Company Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the LLC Agreement, the Withdrawal Amendment, the Partnership Opportunity Disclosure Obligations, the Company, the Master Project or the Adjacent Property (collectively, the "Withdrawing Member Claims"); provided, however, that this Withdrawing Member Release shall not extend to any Withdrawing Member Claims against any Company Releasee arising out of (i) any breach by any such Company Releasee of any of its obligations or representations and warranties expressly set forth in this Agreement, the Withdrawal Amendment and/or the CRA (or any dispute regarding the interpretation or enforceability of this Agreement, the Withdrawal Amendment and/or the CRA), or [[NTD: INSERT IF SUBSEQUENT WITHDRAWING DEVELOPER] [(ii) the
Withdrawing Member's Article 10 Lot Purchase Rights]] (collectively, the "Withdrawing Member Unreleased Claims").

It is the intention of the Withdrawing Member Releasing Parties that the release under Section 7(a), with the exception of the Withdrawing Member Unreleased Claims, be effective as a bar to each of the Withdrawing Member Claims hereinabove specified. Each Withdrawing Member Releasing Party understands, acknowledges, and agrees that no Withdrawing Member Unknown Claims (as hereinafter defined), or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under Section 7(a). For purposes of this Agreement, "Withdrawing Member Unknown Claims" means any and all Withdrawing Member Claims (except for the Withdrawing Member Unreleased Claims) that a Withdrawing Member Releasing Party does not know or suspect to exist in his, her or its favor at the time of the effectiveness of the release under Section 7(a), which if known by such Withdrawing Member Releasing Party would have affected his, her or its decision to give the Withdrawing Member Release provided for herein. With respect to any and all Withdrawing Member Claims, except for Withdrawing Member Unreleased Claims, each of the Withdrawing Member Releasing Parties agrees that upon the

Exhibit 10.41

Effective Date, each Withdrawing Member Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

(b)As of the Effective Date, the Company, for itself and its affiliates, directors, members (exclusive of the Remaining Members), owners, managers, officers, employees and agents (individually, a "Company Releasing Party" and collectively, the "Company Releasing Parties"), hereby releases and discharges (the "Company Release") the Withdrawing Member, its affiliates, and their respective partners, directors, members, owners, managers, officers, employees and agents (collectively, "Withdrawing Member Releasees") from all causes of action, actions, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, promises, agreements, trespasses, variances, judgments, damages, executions, claims, demands, whatsoever, in law or equity, which any Company Releasing Party, individually or collectively, has, ever had or may have in the future against any Withdrawing Member Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the LLC Agreement, the Company, the Master Project or the Adjacent Property (collectively, the "Company Claims"); provided, however, that this Company Release shall not extend to any Company Claims against the Withdrawing Member arising out of any breach by the Withdrawing Member of any of its obligations or representations and warranties expressly set forth in this Agreement, the Withdrawal Amendment and/or the other documents delivered pursuant to Section 6(a) hereof (or any dispute regarding the interpretation or enforceability of this Agreement and/or the Withdrawal Amendment), or any Company Claims against the Withdrawing Member that the Company Releasing Parties may have in response to or defending against (i) an indemnification claim that is not an Indemnifiable Claim made by the Withdrawing Member Releasees pursuant to Section 16.2 of the LLC Agreement, or [[NTD: INSERT IF APPLICABLE] [(ii) any Company Claims against the Withdrawing Member arising after the Effective Date pertaining to the Article 10 Lot Purchase Rights]] (collectively, the "Company Unreleased Claims"). It is the intention of the Company Releasing Parties that the release under this Section 7(b), with the exception of the Company Unreleased Claims, be effective as a bar to each of the Company Claims hereinabove specified. Each Company Releasing Party understands, acknowledges, and agrees that no Company Unknown Claims (as hereinafter defined), or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under this Section 7(b). For purposes of this Agreement, "Company Unknown Claims" means any and all Company Claims (except for the Company Unreleased Claims) that a Company Releasing Party does not know or suspect to exist in his, her or its favor at the time of the effectiveness of the release under this Section 7(b), which if known by such Company Releasing Party would have affected his, her or its decision to give the Company Release provided for herein. With respect to any and all Company Claims, each of the Company Releasing Parties agrees that upon the Effective Date, each Company Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Exhibit 10.41

(c)EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED THIS SECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THIS AGREEMENT.

Company's Initials	Withdrawing Member's Initials

8.Brokers And Finders. Neither party has had any contact or dealings regarding the Master Project, or any communication in connection with the subject matter of this Agreement, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transactions contemplated herein. In the event that any broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom the broker or finder makes its claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers, trustees, members and managers from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including reasonable attorneys' fees), whether direct, contingent or consequential, arising out of, based on, or incurred as a result of such claim. The provisions of this paragraph shall survive the termination of this Agreement.

9.	Miscellaneous.

(a)Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Neither the Company nor the Withdrawing Member shall assign any of their respective right, title or interest in or to this Agreement.

(b)Amendments. This Agreement may be amended or modified only by a written instrument executed by the Withdrawing Member and the Company.

(c)Dispute Resolution. Notwithstanding anything to the contrary set forth in this Agreement, in the event of a claim by a party hereto or to the CRA against another party hereto or the CRA arising out of or otherwise relating to this Agreement or the CRA, the parties shall promptly and in good faith attempt to resolve such claim by mutual agreement. In the event the parties are unable to resolve such claim by mutual agreement, the matter shall be settled exclusively by a binding arbitration ("Arbitration"), conducted by a single arbitrator (the "Arbitrator") chosen by the parties as described below. Any party may initiate the Arbitration by written notice to the other party(ies) and to the Arbitration Tribunal.

The date on which the notice is given is called the "Arbitration Initiation Date". The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the Withdrawing Member and the Company, and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party.

Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections ("CCP"), except that Section 1283.05 (discovery) shall not apply, and shall constitute the exclusive procedure and forum for the determination of any claim, including whether the claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The "Arbitration Tribunal" shall be the Los Angeles Office of JAMS/ENDISPUTE ("JAMS"), unless the parties to the dispute cannot agree on

Exhibit 10.41

a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association ("AAA").

The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project ("LCCP") panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an Arbitrator within sixty (60) days after the Arbitration Initiation Date, then the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. In all events, the Arbitrator must have had not less than fifteen (15) years' experience as a transactional or litigation lawyer), judge or arbitrator of complex business transactions. If for any reason the AAA does not so act, then any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator.

No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her sole discretion, on application by any party to the Arbitration, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce as its case-in-chief at the arbitration hearing. Prior to the commencement of arbitration hearings, the Arbitrator shall have the power, in his or her discretion, upon the Withdrawing Member's and/or the Company's motion but not the Arbitrator's own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding thirty (30) days before a mediator mutually acceptable to the parties.

The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within ninety (90) days after the close of evidence in the Arbitration. When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have ten (10) days to attempt to resolve the matter by a binding agreement between them. If the parties so resolve the matter, then the Arbitrator shall not make any award. If the parties do not so resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award. The Arbitrator's award shall dispose of all of the claims that are the subject of the Arbitration and shall follow Delaware law and precedent, and shall be a reasoned opinion. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter binding equitable orders. The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

(d)	Governing Law; Choice of Forum.

(i)Subject to Section 9(c) above, this Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

(ii)The Withdrawing Member and the Company each acknowledge and agree that, subject to Section 9(c) above, the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding this Agreement or any portion thereof.

(e)Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa. This Agreement shall not be construed against either the Company or the Withdrawing Member but shall be construed as a whole, in accordance with its fair meaning, and as if prepared by the Company and the Withdrawing Member jointly.

(f)No Obligation to Third Parties. Except as set forth in the CRA, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate either of the parties hereto to, any person or entity not a party to this Agreement.

Exhibit 10.41

(g)Further Assurances. Each of the parties shall execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Agreement. This provision shall survive the Effective Date.

(h)Merger of Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, including without limitation, any letter of intent or nonbinding proposal, which shall be of no further force or effect upon execution of this Agreement by the Company and the Withdrawing Member.

(i)Enforcement. The parties shall bear their own attorneys' fees and costs incurred in connection with the negotiation and execution of this Agreement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement (including, without limitation, any dispute as to whether a Claim is an Indemnifiable Claim under Section 16.2 of the LLC Agreement), the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and reasonable attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce any judgment. This provision is separate and several and shall survive the Effective Date.

(j)Time. Time is of the essence of this Agreement. For purposes of this Agreement "business day" shall mean any day other than a Saturday and those days specified as a "holiday" in Section 7 of the California Civil Code. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day, in which event the period shall run to and include the next day which is a business day.

(k)Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, then the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(l)No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and executed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

(m)No Offer or Binding Contract. The parties hereto agree that the submission of an unexecuted copy or counterpart of this Agreement by one party to another is not intended by either party to be, or be deemed to be a legally binding contract or an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and (i) both the Withdrawing Member and the Company have fully executed and delivered this Agreement (and the Remaining Members have executed and delivered the Consent, Ratification and Agreement of the Remaining Members attached to this Agreement), and (ii) the Remaining Members and the Withdrawing Member have fully executed and delivered the Withdrawal Amendment.

Exhibit 10.41

(n)Counterparts. This Agreement, and any document executed in connection with this Agreement, may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

(o)Notices. Notices or other communications shall be given only by the following methods: (i) hand delivered with a receipt of the addressee or the addressee's agent, (ii) deposited with the United States Post Office by registered or certified mail, return receipt requested, postage prepaid, (iii) deposited with a recognized global or national overnight delivery service, (iv) sent by facsimile transmission, with a telephone or written receipt by the addressee or the addressee's agent, or (v) transmitted by e-mail, with a telephone or written receipt by the addressee or the addressee's agent. All notices and other communications shall be deemed received by the addressee for all purposes of this Agreement on the date of the receipt for delivery (as provided in each case above).

To Withdrawing Member:         _______________________________
_______________________________
_______________________________
_______________________________

With a copy to:             _______________________________
_______________________________
_______________________________
_______________________________

To the Company:	Centennial Partners, LLC c/o Tejon Ranchcorp
P.O. Box 1000 Lebec, CA 93243
Facsimile: (661) 248-3100 Attention: General Counsel

With a copy to:	Cox, Castle & Nicholson LLP 50 California Street, Suite 3200 San Francisco, CA 94111
Attention: Mathew A. Wyman, Esq.
Facsimile: (415) 262-5166

(p)Joint and Several Liability. To the extent applicable, the parties constituting the Withdrawing Member shall be jointly and severally liable for the obligations of the Withdrawing Member under this Agreement.

[Signatures appear on next page]

Exhibit 10.41

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

WITHDRAWING MEMBER:

[NTD: SIGNATURE BLOCK TO BE INSERTED]

COMPANY:

CENTENNIAL FOUNDERS, LLC,
a Delaware limited liability company

By: Tejon Ranchcorp,
a California corporation,
its Development Manager

_______________________
By:____________________
Its:____________________

Exhibit 10.41

SCHEDULE 1

CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS

Each of the undersigned hereby consents to all of the terms and conditions of the foregoing Redemption and Withdrawal Agreement (the "Agreement"). Without limiting the generality of the foregoing, (i) each Remaining Member hereby consents to the Company's execution and delivery of the Agreement, and (ii) each Remaining Member hereby agrees to be bound by the provisions of Sections 3(c), 3(d), 4, 9(c) and 9(i) of the Agreement. Except where otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned to such terms in the Agreement.

In consideration for the release given by the Withdrawing Member Releasing Parties to Tejon pursuant to Section 7(a) above, Tejon, for itself and its affiliates, partners, directors, members, owners, managers, officers, employees and agents (individually, a "Tejon Releasing Party" and collectively, the "Tejon Releasing Parties"), hereby releases and discharges (the "Tejon Release") the Withdrawing Member Releasees, from all claims each Tejon Releasing Party has, ever had or may have in the future against any Withdrawing Member Releasee, by reason of any matter, cause or thing whatsoever accruing or arising from the beginning of time to the Effective Date with respect to the LLC Agreement, the Company, the Master Project or the Adjacent Property [[NTD: INSERT IF SUBSEQUENT WITHDRAWING DEVELOPER] [or the
Article 10 Lot Purchase Rights]] (collectively, the "Tejon Claims"); provided, however, that this Tejon Release shall not extend to (i) any Tejon Claims against the Withdrawing Member arising out of any breach by the Withdrawing Member of any of its obligations or representations and warranties expressly set forth in the Agreement, the Withdrawal Amendment and/or the other documents delivered pursuant to Section 6(b) of the Agreement (or any dispute regarding the interpretation or enforceability of this Agreement and/or the Withdrawal Amendment), or
(ii) Tejon Claims against the Withdrawing Member that the Tejon Releasing Parties may have in response to or defending against an indemnification claim that is not an Indemnifiable Claim made by the Withdrawing Member Releasees pursuant to Section 16.2 of the LLC Agreement.

Tejon hereby represents and warrants that it is the owner of the Tejon Claims and that it has not previously assigned or transferred any of the Tejon Claims. It is the intention of the Tejon Releasing Parties that the foregoing release with the exception of the Company Unreleased Claims, be effective as a bar to each of the Company Claims hereinabove specified. Each Tejon Releasing Party understands, acknowledges, and agrees that no Company Unknown Claims, or any facts, events, circumstances, evidence or transactions which could now be asserted or which may hereafter be discovered, shall affect the final, absolute and unconditional nature of the release under this Consent, Ratification and Agreement of the Remaining Members.

With respect to any and all Company Claims, each of the Tejon Releasing Parties agrees that upon the Effective Date, each Tejon Releasing Party shall be deemed to have, and shall have, knowingly and expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to California Civil Code Section 1542 which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

TEJON SPECIFICALLY ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED THIS CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS CONSENT, RATIFICATION AND AGREEMENT OF THE REMAINING MEMBERS ARE A MATERIAL PART OF THE AGREEMENT.

Exhibit 10.41

Tejon's Initials
[Signatures appear on next page]

Exhibit 10.41

REMAINING DEVELOPER:

[NTD: INSERT SIGNATURE BLOCK IF APPLICABLE]

[signatures continue on following page]

Exhibit 10.41

REMAINING MEMBER:

TEJON RANCH CORP,
a California corporation

_______________________
By:____________________
Its:____________________

[end of signatures]

Exhibit 10.41

SCHEDULE 1
EXHIBIT “F”
[attached]

033187\8275654
[Schedule 1 - Second Amendment to Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC]

Exhibit 10.41

EXHIBIT F
DILUTION CALCULATION

DOLLARS IN THOUSANDS

			CALATLANTIC				DILUTION CALCULATION
	TEJON		PARDEE	HOMES		TOTAL	% REDUCTION		TIMES 200

Effective Capital Contributions - A	92,250		14,936	14,936		122,121
Ownership Percentage Interests	83.48%		8.26%	8.26%

Example One - Capital Call						300
Funding Members Contribution	250		0	0		250
Non-Funding Members' Shares-4.3A and 4.4
Pardee %	25	B				25	0.020%	C	0.04%
CalAtlantic %	25					25	0.020%		0.04%
Total Contribution	300		0	0		300

Effective Capital Contributions	92,550		14,936	14,936		122,421
Adjusted Percentage Interests	83.56%		8.22%	8.22%	D

Example Two - Capital Call						500
Funding Members Contribution	418		0	0		418
Non-Funding Members' Shares-4.3A and 4.4
Pardee %	41					41	0.033%		0.07%
CalAtlantic %	41					41	0.033%		0.07%
Total Contribution	500		0	0		500

Effective Capital Contributions	93,050		14,936	14,936		122,921
Adjusted Percentage Interests	83.69%		8.15%	8.15%

A - Effective Capital Contributions equal cash capital contributions through November 30, 2016 plus land contribution for Tejon.
B - Delinquent Contribution equals Total Capital Call (300) times Ownership Percentage Interest, as adjusted for prior dilutions.
C - Dilution equals Delinquent Contribution (25) divided by New Total Effective Capital Contributions (122,421) times 200.
D - Adjusted Percentage Interests equals Percentage Interest less dilution as described in section 4.4A(1).